Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert P. Jornayvaz III, Hugh E. Harvey, Jr. and David W. Honeyfield, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 for the registration of shares of the common stock of Intrepid Potash, Inc. issuable pursuant to the Intrepid Potash, Inc. 2008 Equity Incentive Plan and any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 relating to the Intrepid Potash, Inc. 2008 Equity Incentive Plan, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Robert P. Jornayvaz III Robert P. Jornayvaz III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 25, 2008

/s/ Hugh E. Harvey Hugh E. Harvey	Executive Vice President of Technology and Director	April 25, 2008

/s/ David W. Honeyfield David W. Honeyfield	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	April 25, 2008

/s/ Rodney D. Gloss Rodney D. Gloss	Vice President and Controller (Principal Accounting Officer)	April 25, 2008

/s/ J. Landis Martin J. Landis Martin	Director	April 25, 2008

/s/ Terry Considine Terry Considine	Director	April 25, 2008

/s/ Barth E. Whitham Barth E. Whitham	Director	April 19, 2008